SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLUE RIDGE BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Blue Ridge Bankshares, Inc. (the “Company”) on June 14, 2023, at 10:00 a.m. Eastern Time. The Company’s Board of Directors has determined that the Annual Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetnow.global/MN4HRWZ.

At the meeting, you will be asked to consider and vote on the following proposals:

1.	to elect five Company directors, each for a term of three years;

2.	to approve the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan; and

3.	to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2023.

You will find information regarding these matters in the Proxy Statement.

You may vote your shares through the Internet, by telephone, by regular mail (if you request a paper copy), or virtually at the Annual Meeting. On or about May 2, 2023, we will mail shareholders a Notice containing instructions on how to obtain the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 on the Internet and how to vote their shares. You may read, print, or download the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 at www.investorvote.com/BRBS. You may request paper copies of these materials as well by following the instructions on the Notice. If you request a paper copy and receive a proxy card, it also contains instructions regarding how to vote through the Internet, by telephone, by regular mail, or virtually at the Annual Meeting.

Your vote is important. Please take time to vote now so that your shares are represented at the meeting, whether or not you plan to participate in the Annual Meeting. We appreciate your continued support.

Sincerely,

Brian K. Plum
President and Chief Executive Officer

BLUE RIDGE BANKSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Blue Ridge Bankshares, Inc. (the “Company”) will be held on June 14, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.meetnow.global/MN4HRWZ.

At the meeting, you will be asked to consider and vote on the following proposals:

1.	to elect five Company directors, each for a term of three years;

2.	to approve the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan; and

3.	to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2023.

Only shareholders of record at the close of business on April 18, 2023 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

Amanda G. Story
Corporate Secretary

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: A complete set of proxy materials relating to the Annual Meeting, including the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022, is available on the Internet at www.investorvote.com/BRBS.

On or about May 2, 2023, we will mail our shareholders a Notice containing instructions on how to obtain the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 on the Internet and how to vote your shares. If you are a registered shareholder, please follow the instructions on your proxy card (if you receive one) or on such Notice regarding how to obtain the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 on the Internet and how to vote your shares.

If your shares of the Company’s common stock are held by a broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name”. The Company provided its proxy materials to the shareholder of record for distribution to you along with your voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. As a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet. Additional instructions are included in the Proxy Statement.

BLUE RIDGE BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2023

General

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Blue Ridge Bankshares, Inc. (the “Company”) for the Company’s Annual Meeting of Shareholders to be held on June 14, 2023 (the “Annual Meeting”), at the time and for the purposes set forth in the accompanying Notice of the Annual Meeting. The Annual Meeting will be conducted exclusively as a virtual meeting of shareholders via online live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetnow.global/MN4HRWZ. The date of this Proxy Statement is April 28, 2023, and the approximate mailing date of the Notice containing instructions on how to obtain the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 on the Internet is May 2, 2023.

In this Proxy Statement, we refer to Blue Ridge Bankshares, Inc. and its subsidiaries as a combined entity as the “Company” unless the context requires otherwise or unless otherwise noted, and we refer to Blue Ridge Bank, National Association as the “Bank.”

Business Items of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	to elect five Company directors, each for a term of three years;

2.	to approve the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan; and

3.	to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2023.

Shareholders will also be asked to vote on any other matters which may properly come before the Annual Meeting. Management knows of no other business to be brought before the meeting. However, if other matters do properly come before the Annual Meeting, the persons named as proxies possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the election of the director nominees named in this Proxy Statement, “FOR” approval of the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan, and “FOR” ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2023.

Record Date and Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on April 18, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on April 18, 2023 was 18,940,674. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Quorum

The presence in person or by proxy of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions (and, with respect to the election of directors, votes withheld) will be included in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. If a shareholder holds shares in “street name” through a broker or other custodian, those shares will not be counted for purposes of determining the presence of a quorum unless the broker or other custodian has voted on at least one of the proposals at the Annual Meeting.

Vote Required

With respect to Proposal 1, the nominees for election who receive the greatest number of affirmative votes cast, whether during the Annual Meeting or by proxy, even if less than a majority, will be elected directors. If you (1) fail to submit a proxy or vote during the Annual Meeting, (2) mark “Withhold” on your proxy for any nominee, or (3) fail to instruct your broker or other custodian how to vote with respect to Proposal 1, it will have no effect on the outcome of that proposal.

With respect to Proposal 2, approval of the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan requires that the votes cast for such proposal exceed the votes cast against such proposal. If you (1) fail to submit a proxy or vote during the Annual Meeting, (2) mark “Abstain” for Proposal 2, or (3) fail to instruct your broker or other custodian how to vote with respect to Proposal 2, it will have no effect on the outcome of that proposal.

With respect to Proposal 3, ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for 2023 requires that the votes cast for such proposal exceed the votes cast against such proposal. If you (1) fail to submit a proxy or vote during the Annual Meeting or (2) mark “Abstain” for Proposal 3, it will have no effect on the outcome of that proposal.

Voting Shares Held in Accounts with Brokerage Firms and Similar Organizations

If your shares are held in an account with a broker or other custodian, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is considered the registered shareholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner. As a beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction. If the firm does not receive instructions from you on how to vote your shares on a “non-routine” matter (as described below), that firm does not have the authority to vote on that matter with respect to your shares. Check the information forwarded to you by the firm to see which voting methods are available to you. If your shares are held through a broker or other custodian and you wish to revoke your proxy or change your vote, you should contact that organization.

As a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to the Company’s transfer agent, Computershare, Inc. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 8, 2023. You will receive a confirmation of your registration by email after Computershare, Inc. receives your registration materials. Requests for registration should be directed to Computershare, Inc. at the following:

By email:	Forward the email from your broker or other custodian, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare, Inc.
Blue Ridge Bankshares, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Voting on Routine and Non-Routine Matters

If you own shares that are held in street name, and you do not provide the firm that holds the shares with specific voting instructions, then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election of the Annual Meeting that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

Proposal 1 (election of directors) and Proposal 2 (approval of the 2023 Stock Incentive Plan) in this Proxy Statement are matters that are considered non-routine under applicable rules. A broker or other custodian cannot vote without instructions on a non-routine matter, and therefore broker non-votes may exist in connection with such proposals. Proposal 3 (ratification of independent registered public accounting firm) is considered a routine matter. A broker or other custodian generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal 3.

Revocation and Voting of Proxies

Execution or submission of a proxy will not affect a registered shareholder’s right to attend the Annual Meeting via the Internet and vote during the meeting. Any registered shareholder who has executed or submitted a proxy may revoke it by attending the Annual Meeting via the Internet and voting during the meeting. A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted during, any adjourned session of the Annual Meeting.

If your shares are held in street name, please follow the instructions delivered with the notice from your broker or other custodian or contact them for instructions on how to change or revoke your vote.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

•

Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated or submitted via the Internet but which do not contain voting instructions will be voted in accordance with the Board’s recommendations set forth above.

•

Abstentions – We will count a properly executed or submitted proxy indicating “Abstain” for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•

Broker Non-votes – Your broker or other custodian may not vote your shares for you with respect to Proposals 1 and 2 unless you provide instructions to your broker or other custodian on how to vote them. You should follow the directions provided by your broker or other custodian regarding how to instruct your broker or other custodian to vote your shares. If you do not do this, your broker or other custodian may not vote your shares with respect to Proposals 1 and 2 (i.e., a broker non-vote).

A properly submitted proxy indicating “withhold” with respect to the election of one or more directors will count toward a quorum but will not be voted with respect to the director or directors indicated.

Costs of Solicitation

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person, by telephone, email or other electronic means, or by special letter by directors, officers and regular employees of the Company, acting without extra compensation. In addition, the Company has engaged Regan & Associates, Inc. to assist it in the distribution and solicitation of proxies for a fee of approximately $15,000.

PROPOSAL 1 – ELECTION OF DIRECTORS

The number of directors constituting the Board is currently set at 14. The Board is currently divided into three classes (I, II and III), with directors to be apportioned as evenly as possible among the classes and serving staggered three-year terms.

The term of office for the Class III directors will expire at the Annual Meeting. The current Class III directors are Richard A. Farmar, III, Andrew C. Holzwarth, C. Frank Scott, III, and William W. Stokes. In February 2023, Mr. Scott notified the Company that he will retire, effective as of the Annual Meeting, and will not stand for re-election as a Class III director In addition, the Board has nominated two new directors, Otis S. Jones and Heather M. Cozart, to stand for election as Class III directors at the Annual Meeting. Mr. Jones was initially recommended to the Governance Committee by an outside director and Ms. Cozart was initially recommended to the Governance Committee by the Company’s President and Chief Executive Officer. As a result, the number of directors constituting the Board will be increased to 15, effective as of the Annual Meeting, and Messrs. Farmar, Holzwarth, Jones, and Stokes and Ms. Cozart will each stand for election at the Annual Meeting for a three-year term expiring at the 2026 annual meeting.

All other directors will continue in office following the Annual Meeting and their terms will expire in either 2024 (Class I) or 2025 (Class II).

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other persons as the Board may designate. Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each director’s and nominee’s age and business experience, including the specific skills or attributes that qualify each director or nominee for service on the Board, and the year that each individual was first elected to the Board.

The Board recommends the nominees, as set forth below, for election. The Board recommends that shareholders vote “FOR” each of the nominees.

Nominees for Election as Directors

For Terms Expiring in 2026 (Class III)

Heather M. Cozart, 46, is a retired partner from the accounting firm FORVIS LLP (formerly DHG LLP). Ms. Cozart retired from FORVIS LLP on November 30, 2022. She has 25 years of experience of audit, Sarbanes-Oxley Act of 2002 compliance, and finance in the financial services industry. During her tenure in public accounting, Ms. Cozart held various leadership roles including Office Managing Partner, service line leader and a member of the firm’s executive committee. Previous to FORVIS LLP, she led the finance functions at two publicly traded financial services companies. Ms. Cozart is a graduate of Salisbury State University with a Bachelor of Science in Accounting as well as a Business Administration/Finance concentration, and is a Certified Public Accountant licensed in the State of North Carolina. She is currently a board member of Marbles Kids Museum in Raleigh, North Carolina, where she serves as a member of the finance committee, and previously served as chair of the finance committee and a member of the executive committee. Ms. Cozart is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants and the National Association of Corporate Directors. She is a graduate of the Greater Raleigh Chamber of Commerce’s Leadership Raleigh program. Ms. Cozart was also the recipient of Triangle Business Journal’s 40 Under 40 Leadership Award. Her leadership, accounting, and industry knowledge and board governance expertise are expected to contribute to her ability to serve as a director.

Richard A. Farmar, III, 65, joined the Board following the Company’s acquisition of Bay Banks of Virginia, Inc. (“Bay Banks”) in January 2021. Prior to the Company’s merger with Bay Banks, Mr. Farmar was Chairman of the Board of Virginia Commonwealth Bank and Chairman of the Board of Bank of Lancaster, prior to its merger with Virginia Commonwealth Bank. He is President of B. H. Baird Insurance Agency. Mr. Farmar joined B. H. Baird Insurance Agency in 1979 and was named President in 1999. He has received the AAI (Accredited Advisor in Insurance) and CPCU (Chartered Property Casualty Underwriter) designations. Mr. Farmar has served as President of the Independent Insurance Agents of Virginia, and as a director of the Keystone Insurers Group and Virginia Financial Services Corporation. He is currently Chairman of the Board of VCU Tappahannock Hospital, and has also served his community as president of the following organizations: the Warsaw Jaycees, the Warsaw Rotary Club and the George Washington National Memorial Association. Mr. Farmar is a graduate of Hampden-Sydney College with a Bachelor of Arts in Government and Foreign Affairs. Mr. Farmar brings to the Board decades-long experience in the insurance industry, as well as extensive knowledge of the Company’s market area in the Northern Neck of Virginia.

Andrew C. Holzwarth, 51, joined the Board in 2019. Since 2009, Mr. Holzwarth has been the Managing Partner of Piedmont Realty Holdings, a full service real estate development company headquartered in Charlottesville, Virginia. He holds a bachelor’s degree from Pennsylvania State University and a Master of Business Administration from the University of Virginia, Darden School of Business. Mr. Holzwarth brings to the Board knowledge of the real estate industry, particularly in the Company’s market areas.

Otis S. Jones, 63, is the Sales Director of the Southeast Financial Services business unit at ServiceNow, Inc. (“ServiceNow”), a publicly-traded software company providing cloud computing platforms to help companies manage digital workflows for enterprise operations. He joined ServiceNow in March 2021 after retiring from IBM following 36 years of service, with his last position as Client Unit Director of the Mid-Atlantic Financial Services business unit. Mr. Jones has over 30 years of financial services experience, primarily as a sales leader helping financial services clients leverage technology to transform business operations. At IBM, he led sales teams and was responsible for client satisfaction, revenue, and profit for a product portfolio that included hardware, software, services and custom banking solutions. Mr. Jones is a Trustee of the Chesapeake Bay Foundation (“CBF”) and was named Chair of the Board of Trustees of CBF in January 2023. He also serves on the Board of Directors of Northern Neck Insurance Company, an insurance company headquartered in Irvington, Virginia, and is Chair of its Risk Committee as well as a member of its Investment and Compensation Committees. In July 2020, Mr. Jones was appointed for a two-year term by former Governor Ralph S. Northam to the Virginia Council of Environmental Justice, whose mission is to ensure that vulnerable communities are being protected from pollution, climate change, and environmental hazards. Mr. Jones is a former Trustee and Vice President of the Chesterfield Public Education Foundation, Inc., and the Richmond Public Schools Education Foundation. He is past Chair of the Board of Trustees of The Richmond Forum. A native of the Northern Neck area of Virginia (Weems, Virginia), he holds a Bachelor of Arts in Journalism and Public Relations from Norfolk State University. Mr. Jones brings to the Board his significant experience in sales and technology, specifically relating to the financial services industry, along with his deep service and ties to the communities within the Company’s market areas.

William W. Stokes, 59, has served as a director of the Company since 2012. Mr. Stokes has been the Chief Financial Officer of Bio-Cat, Inc., a high-quality enzyme manufacturer based in the Charlottesville, Virginia area, since 2009. He previously spent over 20 years in commercial banking, including as a Senior Vice President and Area Executive for the Charlottesville market for StellarOne Bank (now Atlantic Union Bank) and its predecessor, Second Bank and Trust. Mr. Stokes is a graduate of North Carolina State University with a Bachelor of Arts in Accounting. Mr. Stokes brings to the Board his background in banking along with accounting experience and knowledge of the manufacturing industry.

Incumbent Directors

Terms Expiring in 2024 (Class I)

Hunter H. Bost, 56, has served as a director of the Company since 2016. He is a private investor and real estate developer based in Durham, North Carolina. Previously, Mr. Bost served on the boards of directors of River Bancorp, Inc. (“River”) and its subsidiaries, River Community Bank and 1st Medallion Mortgage Corporation, prior to River’s merger with Blue Ridge in 2016. He also served as Chairman of River. Mr. Bost spent over 10 years in New York at Electra Partners, Merrill Lynch, and Price Waterhouse (now PwC). He has served on several non-profit boards, including Hábitat Para La Humanidad Guatemala, Mathkind, and both the Board of Visitors and the International Studies Advisory Board at the University of North Carolina at Chapel Hill. Mr. Bost was a Morehead Scholar at the University of North Carolina at Chapel Hill, where he received a Bachelor of Arts in Economics and a Master of Accounting. Additionally, he has a Master of Business Administration from the MIT Sloan School of Management and a Master of Public Administration from Harvard University’s Kennedy School of Government. Mr. Bost brings to the Board broad experience in digital assets, Fintech, real estate and investing along with a community service focus.

Mensel D. Dean, Jr., 77, has served as a director of the Company since 2013 and Chairman of the Board since 2022. He is a former partner at the accounting firm AM Pullen & Company (1977-1984), McGladrey & Pullen (1984-1999) and PBGH/PBMares, LLP (1999-2015). Mr. Dean has over 50 years of public accounting experience, consulting clients in numerous industries. He was selected a Super CPA by the Virginia Society of Certified Public Accountants (“VSCPA”) and Virginia Business magazine in the inaugural class in 2021. Mr. Dean is an U.S. Army veteran with service during the Vietnam War. In 2005, he was named Commonwealth of Virginia Small Business Veteran of the Year. Mr. Dean is a graduate of Bridgewater College with a Bachelor of Science in Business Administration. He is a Certified Public Accountant licensed in the Commonwealth of Virginia. Mr. Dean is currently a trustee at Bridgewater College where he is a member of the Executive Committee, Finance Committee, Investment Committee, and Chair of the Audit Committee. He is a former Board of Trustee for Rockingham Memorial Hospital (1999-2014) now part of Sentara where he served as Vice Chair of the Board, Chairman of the Audit Committee, a member of the Executive and Investment Committees. Mr. Dean is a former member of the Board and Chairman of Bridgewater Retirement Community and a former Director of Rockingham Heritage Bank/Premier Bank. He is also a member of the American Institute of Certified Public Accountants and the VSCPA. Mr. Dean brings to the Board extensive accounting and consulting experience, and broad knowledge of businesses operating in the Company’s markets.

Larry Dees, 74, has served as a director of the Company since 1992. He retired in 2013 as a Certified Public Accountant with a sole practitioner tax and small business consulting practice in Luray, Virginia that he operated for 28 years. Mr. Dees was previously at Draffin & Tucker, LLP, a full-service regional accounting firm based in Albany, Georgia where he served as a tax specialist and bank auditor. He served in Vietnam with the U.S. Army’s 82nd Airborne Division where he was awarded the Combat Infantryman’s Badge, Bronze Star, and Army Commendation Medal. Mr. Dees is a member of Christ Episcopal Church, Luray, Virginia, where he was treasurer and vestry member for over 20 years and currently serves as a trustee and treasurer of the Christ Episcopal Church Memorial Endowment Fund. He is a member of the Page Memorial Hospital Development Committee that oversees the raising of funds for capital improvements and employee development. Mr. Dees also coached Little League baseball for the Luray Recreation Department for a number of years. He is a graduate of the University of Georgia with a Bachelor of Business Administration in Accounting and a Master of Accountancy. He is a Certified Public Accountant licensed in the Commonwealth of Virginia. Mr. Dees brings to the Board extensive accounting experience and institutional knowledge of the Company gained through his long service as a director.

Julien G. Patterson, 71, joined the Board following the Company’s acquisition of Bay Banks in January 2021, after serving over 20 years on that board. He is past Chairman of the Board of Directors of OMNIPLEX World Services Corporation (“OMNIPLEX”), a company delivering protective security solutions to government agencies and major corporations that he founded over 30 years ago. Mr. Patterson currently owns five small businesses in the Northern Neck area of Virginia, employing over 125 local residents. Mr. Patterson’s security career began with the Central Intelligence Agency, and during his service he designed a wide variety of comprehensive and specialized security training programs and led mobile training teams. He is a past Chairman of the Virginia Economic Development Partnership, the Virginia Chamber of Commerce, the Virginia Community

College Foundation and Virginia FREE, and is a past trustee of the Virginia Foundation for Independent Colleges. Mr. Patterson has chaired the Virginia Public Safety Foundation. He currently serves on the Board of Directors of Northern Neck Insurance Company. Mr. Patterson received his undergraduate and honorary doctorate degrees from Norfolk State University, and previously served on the university’s Board of Visitors. He brings to the Board innovative leadership insights and proven management solutions as a values-driven entrepreneur and builder of OMNIPLEX, as well as, diverse experience gained while serving on a variety of other business boards.

Randolph N. Reynolds, Jr., 58, joined the Board following the Company’s acquisition of Bay Banks in January 2021. He has nine years of community bank board experience. Mr. Reynolds is a Partner in Reynolds Development Company, a private real estate management and development company specializing in commercial real estate. He previously served in numerous management roles for Reynolds Metals Company, both in Richmond, Virginia and internationally. Mr. Reynolds currently serves on the Advisory Board of the Longwood College School of Business, the 1-800 Got Junk Virginia Advisory Board and the Henrico County Police Foundation Board and has served as a member of the Board of Trustees for Collegiate School. He received a Bachelor of Arts in Economics from the College of William & Mary. Mr. Reynolds brings to the Board extensive knowledge of the commercial real estate industry, experience in senior management positions and a valuable perspective on community involvement in the Company’s market areas.

Terms Expiring in 2025 (Class II)

Elizabeth H. Crowther, Ed. D., 66, joined the Board following the Company’s acquisition of Bay Banks in January 2021. From 2004 through 2019, she served as President of Rappahannock Community College (“RCC”), an institution providing high-quality educational experiences for members of the Northern Neck and Middle Peninsula communities in Virginia. Dr. Crowther is currently President Emerita of RCC. She is a member of the Boards of Directors of Bon Secours Mercy Richmond Health System, Lilian Lumber Company, and Northern Neck Insurance Company. Dr. Crowther is also Chair of the Board of Governors for St. Margaret’s School and a member of the board of Episcopal Church Schools in the Diocese of Virginia. She serves on the River Counties Community Foundation Board and is a founder and Chair of the Directors for LEAD River Counties, a regional leadership development program. Dr. Crowther is currently Vice Chairman of the Bon Secours Mercy Health Board in Richmond and is also Chair of the Virginia Outdoors Foundation, a Governor’s appointment. She earned both Bachelor of Arts and Masters of Arts degrees in English from Virginia Tech and a Doctor of Higher Education Administration degree from the College of William & Mary. Dr. Crowther brings to the Board substantial operational and managerial experience as well as deep involvement in community-based organizations.

Robert S. Janney, 73, has served as a director of the Company since 2000, and serves as the Chairman of its Governance Committee. He has been engaged in the general practice of law at the firm of Janney & Janney, PLC in Luray, Virginia since 1974. Mr. Janney has served on the counsel of the Virginia State Bar and as Chairman of the General Practices Session of the Virginia State Bar. He is a graduate of the University of Virginia College of Arts and Sciences with a major in Government with high honors as well as a graduate of the University of Virginia School of Law. Mr. Janney brings to the Board his legal background and experience, which provides insight, among other things, in matters of corporate governance and commercial law.

Brian K. Plum, 43, has served as a director of the Company since 2014 and as President and Chief Executive Officer of the Company since December 2014. Mr. Plum previously served as President of the Bank from December 2014 until April 20, 2022. Mr. Plum also previously held the positions with the Company and the Bank of Executive Vice President from 2010 to 2014, Chief Financial Officer from 2007 to 2014 and Chief Administrative Officer in 2014. Before joining the Company in 2007, he served in several positions with the accounting firm PBMares, LLP in Harrisonburg, Virginia. Mr. Plum is a graduate of Eastern Mennonite University with a Bachelor of Science in Accounting and Economics, of James Madison University with Master of Science in Accounting, and of the Darden School of Business at the University of Virginia with a Master of Business Administration. He is a Certified Public Accountant licensed in the Commonwealth of Virginia. Mr. Plum brings to the Board management and accounting experience as well as his institutional knowledge of the Company and the Bank gained through his role as President and Chief Executive Officer.

Vance H. Spilman, 61, joined the Board following the Company’s acquisition of Bay Banks in January 2021. He has served as the Chief Executive Officer of LeafSpring Schools (“LeafSpring”) and its franchisor, Prism LLC since June 2015. LeafSpring is a national chain of for-profit preschools, which operates 13 schools across the U.S. From July 2012 to May 2015, Mr. Spilman was President of SweetFrog Enterprises, LLC (“SweetFrog”), a national chain of over 300 frozen yogurt retail stores. Prior to joining SweetFrog, he was the Chief Financial Officer of the largest national Five Guy’s Burgers and Fries franchise. Mr. Spilman currently serves on the Virginia Museum of Fine Arts Foundation Board and chairs its Investment Committee. He previously served on the boards of the Jamestown/Yorktown Society, St. Catherine’s School, the Nature Conservancy and Theatre IV. Mr. Spilman received his Bachelor of Arts and Master of Business Administration degrees from the University of Virginia. Mr. Spilman brings to the Board meaningful finance and corporate strategy insight, as well as experience in closely held business operations.

Carolyn J. Woodruff, 67, has served as a director of the Company since 2019. She is the President of Woodruff Family Law Group in Greensboro, North Carolina. Ms. Woodruff is a Certified Public Accountant licensed in the state of North Carolina. She is an expert in the area of business valuation and is a frequent writer and lecturer on business valuation and federal taxation. Ms. Woodruff is an instrument-rated multi-engine airplane pilot. She graduated from Duke University School of Law with High Honors where she served as Research and Managing Editor of the Duke Law Review. She has a Bachelor of Science in Business Administration from Purdue, and she achieved a Fintech certification from Harvard University. Ms. Woodruff brings to the Board extensive experience in business valuation and taxation and knowledge of Fintech, which provides a unique perspective, particularly in evaluating strategic acquisitions and related matters.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

LaNell DeLoach, 44, has been Executive Vice President and Chief Credit Officer of the Bank since November 2020. She is also the Chair of the Bank’s Management Loan Committee. Ms. DeLoach has more than 20 years of experience in credit risk management, oversight and administration. From October 2019 until November 2020, she served as Executive Vice President of Credit for the Bank. Prior to joining the Bank, Ms. DeLoach was the Senior Vice President, Senior Credit Officer of NewBridge Bank from September 2013 through the merger with Yadkin Bank in March 2016 until it was acquired by First National Bank (PA) in March 2017. Prior to joining NewBridge Bank in 2010, Ms. DeLoach held a variety of positions in both credit and lending with RBC Bank (USA) and BB&T (now Truist). Ms. DeLoach is a graduate of the ABA Stonier Graduate School of Banking and Wharton Leadership Program.

Judy C. Gavant, 63, was appointed President of the Bank on April 20, 2022 and has been Executive Vice President and Chief Financial Officer of the Company since February 2021. She was Executive Vice President and Chief Financial Officer of the Bank from February 2021 to April 2022 and has been President and Chief Financial Officer of the Bank since April 2022. She is also Executive Vice President, Chief Financial Officer and Treasurer of BRB Financial Group, Inc. Ms. Gavant has over 40 years of experience in accounting, taxation, finance, and mergers and acquisitions. From March 2018 until the Company’s merger with Bay Banks, she served as Executive Vice President and Chief Financial Officer of Bay Banks and its bank subsidiary, Virginia Commonwealth Bank. Prior to joining Bay Banks, Ms. Gavant was Senior Vice President, Controller and Chief Accounting Officer of Xenith Bankshares, Inc. (“Xenith”) and its subsidiary bank from July 2016 until it was acquired by Atlantic Union Bankshares Corporation in January 2018. She was Senior Vice President, Controller and Principal Accounting Officer of Xenith from August 2010 until July 2016. Prior to joining Xenith in 2010, Ms. Gavant held a variety of positions with Owens & Minor, Inc., Tredegar Corporation and Dominion Energy, Inc., all publicly-traded companies. Ms. Gavant served in the audit and tax practice of PricewaterhouseCoopers LLP over a nine year period. Ms. Gavant is a Certified Public Accountant licensed in the Commonwealth of Virginia and State of Texas.

Brett E. Raynor, 39, has been Chief Accounting Officer of the Company and the Bank since April 1, 2022. Previously, Mr. Raynor served as Senior Vice President and Director of Financial Reporting of the Bank since February 2021. He served as Senior Vice President and Controller of Virginia Commonwealth Bank from March 2018 until the Company’s acquisition of Bay Banks in January 2021. Mr. Raynor has over 15 years of experience in accounting, financial reporting, auditing, and mergers and acquisitions, and over 10 years of experience with publicly-traded bank holding companies. Prior to joining Virginia Commonwealth Bank, Mr. Raynor was with Xenith and its subsidiary bank from March 2012 until it was acquired by Atlantic Union Bankshares Corporation in January 2018. Mr. Raynor held roles of progressively higher levels of responsibility in accounting and financial reporting during his tenure with Xenith. Mr. Raynor began his career with KPMG US LLP in the audit and advisory practice. Mr. Raynor is a Certified Public Accountant licensed in the Commonwealth of Virginia.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s articles of incorporation and bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer, and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Each director of the Company also serves as a director of the Bank. Our directors are actively involved in the Company’s strategic planning process.

Board Leadership

The positions of Chairman of the Board and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the Company in a safe, sound, and profitable manner. The role of the Board, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the Company for the benefit of its shareholders, to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, bank regulators, and communities, and to identify business opportunities for the Bank and the Company’s other subsidiaries.

Board Independence

The Board in its business judgment has determined that 13 of its 14 current members and both new nominees for director are “independent” as that term is defined by New York Stock Exchange (“NYSE”) rules. Mr. Plum is not an independent director due to his position as President and Chief Executive Officer of the Company.

In addition, in determining that Mr. Janney is independent under the above standards, the Board considered that Mr. Janney is a partner in the law firm of Janney & Janney, PLC and provides legal services through his law firm to the Company from time to time.

Board and Committee Meeting Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at meetings of the Board and its committees. In 2022, there were 12 meetings of the Company’s Board of Directors and 12 meetings of the Bank’s Board of Directors. Each director attended greater than 75% of the aggregate number of meetings of the Company’s Board of Directors and meetings of committees of which the director was a member in 2022.

Executive Sessions

The Board generally holds executive sessions of non-employee directors at each Board meeting. At least one executive session each year is held for the purpose of formally evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Board Involvement in Risk Oversight

The Board oversees risk to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately. The Board performs risk oversight in several ways, including through the Enterprise Risk Management Committee. The Enterprise Risk Management Committee is responsible for providing fiduciary oversight to achieve the Company’s enterprise risk management vision and mission with regards to the Company’s risk management program. The Committee exercises general oversight of executive management’s responsibilities to assess and manage the Company’s strategic risk, reputational risk, credit risk, market risk (includes liquidity and interest rate risk), price risk, operational risk (includes IT risk), and compliance risk. The Board also establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, liquidity risk, and cybersecurity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, legal counsel and regulatory examiners.

Committees of the Board

The Board has, among others, a standing Audit Committee, a Compensation Committee and a Governance Committee.

Audit Committee. The current members of the Audit Committee are Ms. Woodruff (Chair), and Messrs. Dean, Farmar and Spilman. The Board has determined that all members of the Audit Committee are independent under the rules of the NYSE and the Securities and Exchange Commission (“SEC”), and meet the definition of independent directors as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Committee and that Mr. Dean and Ms. Woodruff each qualify as an “audit committee financial expert” as defined by regulations of the SEC.

The Audit Committee has adopted a charter that provides guidance to the Committee, the entire Board and the Company regarding the Committee’s purposes, goals, responsibilities, functions and its evaluation. A copy of the charter is available on the Company’s website at www.mybrb.bank under “Investor Relations.” The Audit Committee provides independent and objective oversight of the integrity of the Company’s financial statements, the accounting functions and internal controls of the Company and its subsidiaries and affiliates (as applicable), compliance with legal and regulatory requirements, the Company’s independent registered auditors’ qualifications and independence, and the performance of the Company’s independent registered auditors, and the Company’s internal audit function. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and internal auditors. The Committee also reviews and advises the Board with respect to the Bank’s risk management policies, and tax policies. The Audit Committee met 12 times during the year ended December 31, 2022.

Compensation Committee. The current members of the Compensation Committee are Messrs. Patterson (Chair), Dees and Janney, and Dr. Crowther. The Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE and the SEC.

The Compensation Committee has adopted a charter that provides guidance to the Committee, the entire Board and the Company regarding the administration of the compensation programs and policies of the Company.

A copy of the charter is available on the Company’s website at www.mybrb.bank under “Investor Relations.” The Compensation Committee provides assistance to the Board in fulfilling its responsibility to shareholders, potential shareholders, and the investment community to ensure that the Company’s officers, key executives, and Board members are compensated in accordance with the Company’s total compensation objectives and executive compensation philosophy and strategy. The Committee recommends and approves the compensation policies, strategies, and pay levels necessary to support organizational objectives. The Compensation Committee met 8 times during the year ended December 31, 2022.

Governance Committee. The current members of the Governance Committee are Messrs. Janney (Chair), Holzwarth, Patterson and Reynolds, and Dr. Crowther. The Board has determined that all members of the Governance Committee are independent under the rules of the NYSE and the SEC.

The Governance Committee has adopted a charter that provides guidance to the Committee, the entire Board and the Company regarding the process for identifying and recommending directors to the Board. A copy of the charter is available on the Company’s website at www.mybrb.bank under “Investor Relations.” The Governance Committee provides assistance to the Board in fulfilling its responsibility to shareholders, potential shareholders, regulators, and the investment community to ensure that the Board practices create a governance environment conducive to value creation and risk management. Among other things, the Governance Committee is responsible for (i) selecting and recommending to the Board nominees for election at annual meetings of shareholders, (ii) selecting and recommending to the Board nominees to fill Board vacancies, and (iii) reviewing and recommending to the full Board for approval any changes to the Company’s articles of incorporation and bylaws. The Governance Committee met 4 times during the year ended December 31, 2022.

In identifying potential nominees, the Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board to ensure diversity among its members. Diversity includes the range of talents, experiences, and skills that would best complement those that are already represented on the Board, the balance of management and independent directors, and the need for specialized expertise. Among other things, directors of the Company should possess the following qualifications, qualities, skills or expertise:

•	the highest ethics, integrity and values;

•	outstanding personal and professional reputations;

•	professional experience and personal expertise that help the Board create shareholder wealth and represent the interests of shareholders;

•	knowledge of issues affecting the Company;

•	the ability to exercise independent business judgment;

•	freedom from conflicts of interest;

•	demonstrated leadership skills; and

•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director.

The Governance Committee considers candidates for Board membership suggested by its members, by management, and by shareholders of the Company. Candidates suggested by shareholders are considered on the same basis as candidates suggested by Committee members and management.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the Company’s executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on its Compensation Committee.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines supplement the Company’s articles of incorporation and bylaws, the charters of the Board’s committees and the laws and regulations to which the Company is subject to provide the foundation for the Company’s governance. The guidelines cover, among other matters, the roles of the Board and management, the Board’s critical functions, and director responsibilities and qualifications. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.mybrb.bank under “Investor Relations.”

Environmental, Social, and Governance Practices

The Company is committed to promoting sound Environmental, Social and Governance (“ESG”) practices through strong board of directors and management oversight. Management believes ESG initiatives are important to the Company’s customers, employees, and shareholders, and the communities it serves.

Environmental. During 2021, the Company began its initiative to contribute to curtailing the impacts of global climate change. The Company, through the Bank, joined the Net-Zero Banking Alliance, a United Nations convened and industry-led initiative to lead practices and accountability in carbon reduction plans. The Bank will align its operations and its lending and investment portfolios towards achieving net-zero emissions by 2040, while achieving intermediate performance targets by 2030. The Bank has installed electric vehicle charging stations at two of its branch locations and is reviewing other locations for accessibility and utilization. In April 2022, the Company announced an initiative to eliminate single-use plastic items within its business offices by the end of 2024 in conjunction with an effort to boost recycling efforts internally. The Company also has a number of environment-related initiatives that are in various stages of study for feasibility.

Social. The Company’s Board of Directors and management are committed to employing a diverse workforce and the Company has developed plans, and continues to develop plans, and metrics against which such commitments will be measured. For example, the Company plans to adopt a diversity, equity, and inclusion plan in 2023.

In addition, the Bank is subject to the Community Reinvestment Act (the “CRA”), under which the appropriate federal banking agency periodically assesses the Bank’s record in meeting the credit needs of the communities it serves, including low and moderate income neighborhoods. The Bank has a designated CRA officer who monitors the Bank’s compliance under the CRA.

Governance. The Company operates under a strong governance structure, starting with a Chairman of the Board of Directors who is independent from management. Members of the Board of Directors routinely undergo evaluations to assess their effectiveness. Employees operate under policies approved by the Company’s or the Bank’s board of directors and complete as many as 33 courses per year, covering topics such as preventing harassment, confidentiality of data, and unfair banking practices.

Board Skills and Diversity Matrix

The following matrix summarizes areas of skills and experience that our Board considers important to maintain effective oversight of the Company. The matrix shows the skills, demographics, tenure, and other attributes that are assessed in connection with Board nominations. Although the matrix is not required, the Board voted to approve its inclusion in this Proxy Statement. Each director also contributes other important skills, experience, and personal attributes to the Board that are not reflected within the table below.

	Bost	Cozart	Crowther	Dean	Dees	Farmar	Holzwarth	Janney	Jones	Patterson	Plum	Reynolds	Scott	Spilman	Stokes	Woodruff
Professional Skills and Experience
Accounting and Finance	X	X		X	X	X	X	X		X	X	X	X	X	X	X
Corporate Governance /Ethics	X	X	X	X	X	X	X	X	X	X	X	X	X	X		X
Education			X	X		X				X		X		X
Executive Experience	X	X	X	X	X	X	X		X	X	X	X	X	X	X	X
Information Technology	X	X							X							X
Law								X								X
Mergers and Acquisitions	X	X	X	X		X	X	X		X	X	X	X	X		X
Private Equity	X	X		X		X	X			X				X		X
Risk Management	X	X	X	X		X	X		X	X	X	X	X	X	X	X
Strategic Planning/Oversight	X	X	X	X		X	X		X	X	X	X	X	X	X	X
Demographics
Gender Identity	M	F	F	M	M	M	M	M	M	M	M	M	M	M	M	F
African American									X	X
White/Caucasian	X	X	X	X	X	X	X	X			X	X	X	X	X	X
Board Tenure and Independence
Years	17	—	12	9	31	24	7	22	—	21	8	4	36	4.5	11	4
Independence	X	X	X	X	X	X	X	X	X	X		X	X	X	X	X

Code of Ethics

The Company has adopted a Code of Ethics and Conflict of Interest Policy that applies to directors, executive officers and employees of the Company and the Bank. A copy of the code is available on the Company’s website at www.mybrb.bank under “Investor Relations.”

Communications with Directors

Any director may be contacted by writing to the named director, c/o Blue Ridge Bankshares, Inc., 1807 Seminole Trail, Charlottesville, Virginia 22901. Communications to the non-management directors as a group may be sent to the same address, c/o the Corporate Secretary of the Company. The Company promptly forwards all such correspondence to the indicated directors.

OWNERSHIP OF COMPANY COMMON STOCK

Security Ownership of Directors, Director Nominees, Executive Officers and Certain Beneficial Owners

The following table sets forth information as of April 18, 2023, regarding the number of shares of the Company’s common stock beneficially owned by each director and director nominee, each named executive officer (see “Executive Compensation”) and by all directors, director nominees and executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than 5% of the Company’s common stock as of April 18, 2023. Unless otherwise indicated, all shares are owned directly and the named person possesses sole voting and sole investment power with respect to all such shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors, Director Nominees and Named Executive Officers:
Hunter H. Bost	73,773	(2)(3)	*
Heather M. Cozart	2,000		*
Elizabeth H. Crowther	12,207	(2)(3)	*
Mensel D. Dean, Jr.	96,348	(2)(3)	*
Larry Dees	237,985	(2)(3)	1.26%
LaNell DeLoach	13,518	(3)(5)	*
Richard A. Farmar, III	38,274	(3)(4)	*
Judy C. Gavant	45,928	(3)(4)(5)	*
Andrew C. Holzwarth	141,803	(2)(3)	*
Robert S. Janney	114,629	(2)(3)	*
Otis S. Jones	—		*
Julien G. Patterson	285,860	(3)(4)	1.51%
Brian K. Plum	124,026	(3)(5)	*
Randolph N. Reynolds, Jr.	20,363	(2)(3)	*
C. Frank Scott, III	184,945	(2)(3)(4)(5)	*
Vance H. Spilman	26,617	(3)(4)	*
William W. Stokes	22,713	(3)	*
Carolyn J. Woodruff	73,960	(2)(3)	*
All of the Company’s directors, nominees and executive officers as a group (19 individuals)	1,526,934	(6)	8.06%
5% Shareholders:
Richard T. Spurzem	1,894,061	(7)	10.00%
Banc Funds Company, L.L.C.	1,127,414	(8)	5.95%
Fourthstone LLC	1,032,558	(9)	5.45%
BlackRock, Inc.	1,012,768	(10)	5.35%

*	Represents less than 1% of outstanding common stock.
(1)

Based on 18,940,674 shares of the Company’s common stock outstanding as of April 18, 2023. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security, the power to dispose of or direct the disposition of the security, or the right to acquire beneficial ownership of the security within 60 days. The mailing address of the directors and executive officers included in the table is 1807 Seminole Trail, Charlottesville, Virginia 22901.

(2)

Includes shares held by affiliated corporations, spouses, other close relatives and dependent children, or as custodians or trustees, as follows: Mr. Bost, 28,071; Dr. Crowther, 486; Mr. Dean, 89,085; Mr. Dees, 225,000; Mr. Holzwarth, 10,000; Mr. Janney, 77,302; Mr. Reynolds, 4,053; Mr. Scott, 104,505; and Ms. Woodruff, 3,387.

(3)

Includes shares of unvested restricted stock, as follows: Mr. Bost, 2,597; Dr. Crowther, 2,324; Mr. Dean, 7,263; Mr. Dees, 2,324; Ms. DeLoach, 11,795; Mr. Farmar, 2,324; Ms. Gavant, 12,962; Mr. Holzwarth, 4,267; Mr. Janney, 3,895; Mr. Patterson, 5,193; Mr. Plum, 29,802; Mr. Reynolds, 2,324; Mr. Scott, 2,597; Mr. Spilman, 3,376; Mr. Stokes, 4,674; and Ms. Woodruff, 5,375. These shares can be voted at the Annual Meeting.

(4)	Includes shares that may be acquired pursuant to currently exercisable stock options as follows: Mr. Farmar, 4,933; Ms. Gavant, 7,500; Mr. Patterson, 1,183; Mr. Scott, 13,183; and Mr. Spilman, 1,125.
(5)

Includes shares allocated to the participant’s account in one of the Company’s Employee Stock Ownership Plans and 401(k) Plan, as follows: Ms. DeLoach, 723; Ms. Gavant, 2,925; Mr. Plum, 15,961; and Mr. Scott, 36,693.

(6)

Includes 59,623 shares allocated to accounts in one of the Company’s Employee Stock Ownership Plans, 86,206 shares of unvested restricted stock, and 29,799 shares that may be acquired pursuant to currently exercisable stock options.

(7)

Based on information set forth in a Schedule 13G/A filed with the SEC on April 5, 2023. The Schedule 13G/A reports that, as of December 31, 2022, Richard T. Spurzem has sole voting power and dispositive power with respect to 1,894,061 shares of common stock. The mailing address of Mr. Spurzem is 810 Catalpa Court, Charlottesville, Virginia 22903.

(8)

Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2023. The Schedule 13G reports that, as of December 31, 2022, Banc Fund IX L.P. has sole voting and dispositive power with respect to 605,689 shares of common stock and Banc Fund X L.P. has sole voting and dispositive power with respect to 521,725 shares of common stock. The mailing address of these entities is 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606.

(9)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023. The Schedule 13G reports that, as of December 31, 2022, Fourthstone LLC has shared voting and dispositive power with respect to 1,032,558 shares of common stock, Fourthstone Master Opportunity Fund Ltd has shared voting and dispositive power with respect to 603,443 shares of common stock, Fourthstone GP LLC has shared voting and dispositive power with respect to 412,056 shares of common stock, Fourthstone QP Opportunity Fund LP has shared voting and dispositive power with respect to 376,006 shares of common stock, Fourthstone Small-Cap Financials Fund LP has shared voting and dispositive power with respect to 36,050 shares of common stock, and L. Phillip Stone, IV, as managing member of Fourthstone LLC and Fourthstone GP LLC, has shared voting and dispositive power with respect to 1,032,558 shares of common stock. The mailing address of these entities is 575 Maryville Centre Drive, Suite 110, St. Louis, Missouri 63141.

(10)

Based on information set forth in a Schedule 13G filed with the SEC on February 7, 2023. The Schedule 13G reports that, as of December 31, 2022, BlackRock, Inc. has sole voting power with respect to 985,735 shares of common stock and sole dispositive power with respect to 1,012,768 shares of common stock. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who beneficially own more than 10% of its common stock, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the year ended December 31, 2022, the Company believes that all directors, executive officers and beneficial owners of more than 10% of its common stock timely complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2022, except as follows.

A Form 4 for each of Messrs. Bost, Dean, Dees, Farmar, Holzwarth, Janney, Patterson, Reynolds, Scott, Spilman and Stokes and Dr. Crowther and Ms. Woodruff was filed late with respect to an award of the Company’s common stock that each director received in July 2022 in connection with board service. In addition, one Form 4 reporting one transaction was filed late for each of Mr. Reynolds, Mr. Holzwarth, Mr. Plum, and Mr. Patterson.

Securities Hedging

The Company does not have any practices or policies regarding the ability of employees or directors to engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock (including prepaid variable forward contracts, short sales, equity swaps, puts, collars, exchange funds, or similar transactions).

EXECUTIVE COMPENSATION

Principles and Objectives of the Company’s Compensation Program

The Company’s executive compensation program is designed to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote its growth and profitability and advance the interests of its shareholders. Additional objectives of the Company’s executive compensation program include the following:

•	to align executive pay with shareholders’ interests;

•	to recognize individual initiative and achievements; and

•	to deter excessive risk taking.

The Company’s executive compensation program currently consists of base salaries, cash payments in the form of annual cash incentives and discretionary annual bonuses, equity compensation in the form of restricted stock awards, and other benefits and perquisites.

How Executive Compensation Levels are Determined

The Company’s executive compensation programs are administered by or under the direction of its Compensation Committee. The Compensation Committee approves compensation policies, strategies and pay levels necessary to support organizational objectives and makes recommendations to the Board for approval as appropriate.

In determining the compensation of its executive officers, the Company’s Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash incentives and bonuses, equity compensation, retirement benefits and other benefits, using a number of factors including the following:

•	the Company’s financial, operating, and competitive performance measured by attainment of strategic objectives and operating results on a standalone basis and relative to peer companies;

•

the duties, responsibilities, and performance of each executive officer of the Company, including the achievement of identified goals for the year as they pertain to the areas of the Company’s operations for which the executive is personally responsible and accountable;

•	historical cash and other compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

The role of the Company’s Chief Executive Officer in determining executive compensation is limited to input in the performance evaluation of the other “named executive officers” of the Company. The Company’s Chief Executive Officer has no input in the determination of his own compensation, which is determined by the independent members of the Board after receiving a recommendation by the Compensation Committee. Likewise, the other named executive officers have no role in the determination of their own compensation. The named executive officers of the Company for 2022 are identified in the Summary Compensation Table below.

Role of Compensation Consultant

During 2022, the Company’s Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“PM”), an independent third-party executive compensation consultant without any previous relationship with management or the Company. PM attended a majority of the Compensation Committee meetings to provide the Compensation Committee and the Board advice on compensation trends and issues. PM also provided an annual compensation study comparing the Company’s compensation practices and amounts to a peer group of similarly-sized banks, and also assisted in the development of the Company’s long-term incentive plan and the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan. The compensation study included executive compensation. The Compensation Committee incorporated the advice of PM in all of its decision-making processes and recommendations to the Board.

Base Salary

The Company’s executive compensation program has substantially relied on base salary as its primary component. Base salary is paid to recognize the day-to-day duties and responsibilities of the Company’s executive officers. In addition to the factors described earlier in this section, individual base salary determinations involve consideration of market competitiveness, incumbent qualifications, performance and service longevity. Effective January 1, 2022, the named executive officers received merit increase adjustments. The base salaries for 2022 after these adjustments are set forth in the following table. Ms. Gavant’s base salary was further adjusted from $280,000 to $360,000 effective April 20, 2022 in connection with her appointment to President of the Bank.

Name	Positions (1)	Base Salary
Brian K. Plum	President and Chief Executive Officer of the Company and the Bank	$541,000
Judy C. Gavant	Executive Vice President and Chief Financial Officer of the Company and the Bank; President of the Bank	$360,000
LaNell DeLoach	Executive Vice President and Chief Credit Officer of the Bank	$216,000
C. Rodes Boyd, Jr.(2)	Former Executive Vice President of the Company and Former Chief Lending Officer of the Bank	$250,000

(1)

The information presented shows positions held during 2022. Mr. Plum served as President of the Bank until April 20, 2022. Ms. Gavant was appointed President of the Bank and member of the board of directors of the Bank effective April 20, 2022.

(2)	On and effective June 27, 2022, Mr. Boyd separated employment with the Company and the Bank.

Short-Term Incentive Compensation

The Company maintains an annual cash incentive program for its executive officers. This program includes establishing a target award in an amount equal to a set percentage of the officer’s base salary, with the ultimate award earned based on the Company’s performance in certain areas of its operations. In 2022, the Compensation Committee established performance goals in the following key areas: risk management, asset quality, held-for-investment loan growth, noninterest demand deposit account growth, ESG progress, and net income. The amounts earned by the officers under such program could be modified, reduced or eliminated in the discretion of the Compensation Committee based on the Company’s performance and other factors.

The Compensation Committee is also authorized by the Board to consider providing the Company’s executive officers with discretionary cash bonuses as part of the total mix of compensation paid to the officers. Such bonuses, if any, are made on an annual basis after the Compensation Committee assesses the performance of each of the named executive officers and the Company during the most recently completed fiscal year. The goal of the Compensation Committee is to award such discretionary bonus payments commensurate with the officer’s performance during such year. The amounts of the discretionary cash bonuses are provided under the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Compensation

In 2022, the Company approved a long-term incentive program for its executive officers that is equity-based. The purpose of the program is to motivate the performance of the executive officers and reward the officers for their contributions to the Company’s long-term financial success and growth. The Company believes that providing equity incentive opportunities will further align the executive officers’ interests with those of the Company’s shareholders by tying a portion of each officer’s compensation to long-term share value creation.

The Company’s long-term incentive program and current equity incentive plan are each administered by the Compensation Committee, which has the power to identify which participants will be granted awards, and determines the terms and conditions applicable to the awards. In general, executive officers participating in the program will have a target award opportunity based on competitive market practice and denominated as a percentage of base salary. For 2022 awards, the Compensation Committee determined to grant a combination of time-based restricted stock awards and performance-based restricted stock awards to the Company’s executive officers. One-half of the total awards granted to each officer consisted of time-based restricted stock awards and the other half consisted of performance-based restricted stock awards. The Compensation Committee believes that this combination reduces the risk profile of the awards, balances the officers’ long-term incentive compensation between retention and performance, and ensures that executives are focused on the Company’s long-term success and increasing shareholder value.

Time-based awards vest evenly on the first, second and third anniversaries of the grant date, provided that the executive officer remains employed with the Company through the applicable vesting date. Performance-based awards vest at the end of a three-year performance period, and are earned (vest) based on the Company’s unaudited annualized average return on average assets (“ROAA”) quarterly performance at the end of such period as compared to the performance of a defined peer bank group for the same metric and period. Performance-based awards vest based on achievement of performance levels – threshold, target and maximum – and associated payouts are established at the beginning of the performance period. At the time of their grant in July 2022, the performance-based awards would vest at the end of the performance period based on a threshold payout of 50% (for relative ROAA at the 25th percentile), a target payout of 100% (for relative ROAA at the 50th percentile) and a maximum payout of 150% (for relative ROAA at the 75th percentile). Performance between the stated percentiles is calculated using straight line interpolation. There will be no vesting of the 2022 performance-based awards for performance below the 25th percentile (threshold). Similar to time-based awards, and subject to proration in the event of death, disability or a change in control, the officers must remain employed with the Company through the three-year performance period for the performance-based awards to vest.

In 2022, Mr. Plum was granted time-based restricted stock awards with respect to 6,188 shares and performance-based restricted stock awards with respect to 9,282 shares, Ms. Gavant was granted time-based restricted stock awards with respect to 4,118 shares and performance-based restricted stock awards with respect to 6,177 shares, and Ms. DeLoach was granted time-based restricted stock awards with respect to 2,118 shares and performance-based restricted stock awards with respect to 3,177 shares. The performance-based stock awards granted in 2022 were made at the maximum payout of 150% of target, and are subject to forfeiture based on performance, employment and other terms under the program.

Summary Compensation Table

The following table sets forth certain information regarding the compensation paid to or earned by the named executive officers of the Company for the years presented.

					Non-Equity
Name and				Stock	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Compensation (3)	Compensation (4)	Total
Brian K. Plum	2022	$541,000	$—	$230,658	$80,825	$26,735	$879,218
President and Chief Executive Officer	2021	$525,000	$—	$183,747	$159,432	$21,480	$889,659
Judy C. Gavant (5)	2022	$360,000	$—	$153,498	$26,255	$30,948	$570,701
Executive Vice President and Chief Financial Officer	2021	$238,333	$—	$71,720	$66,909	$20,260	$397,222
LaNell DeLoach Chief Credit Officer	2022	$216,000	$50,000	$78,948	$34,261	$22,069	$401,278
C. Rodes Boyd, Jr. (6)	2022	$125,000	$—	$—	$—	$344,066	$469,066
Executive Vice President and Chief Lending Officer	2021	$220,000	$25,000	$136,185	$33,833	$127,043	$542,061

(1)	Consists of a discretionary performance cash bonus.
(2)

The amounts represent the grant date fair value of the awards calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Awards consist of time-based restricted stock that vests evenly over a period of three years and performance-based restricted stock that vests at the end of a three-year performance period and is contingent on the Company’s actual return on average assets performance at the end of the performance period. Assumptions used in the calculation of these amounts are included in Note 11 of the Company’s audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

The amounts represent cash payments under the Company’s annual cash incentive program that provides for awards based on the performance of the Company in six key areas: risk management, asset quality, held-for-investment loan growth, noninterest demand deposit account growth, ESG progress and net income.

(4)

The amounts represent the Company’s contributions to the employee stock ownership plan, 401(k) plan, and employee health and wellness plans. In addition, for Mr. Boyd only, the amount includes $145,833 in separation payments, $76,598 attributed to the accelerated vesting of 5,250 shares of restricted common stock of the Company, and $100,000 attributed to the accelerated vesting of a deferred compensation credit under the Company’s deferred compensation plan.

(5)

In connection with the Company’s acquisition of Bay Banks on January 31, 2021, Ms. Gavant was appointed Chief Financial Officer of the Company and of the Bank. The 2021 amounts reflect compensation she earned during the remainder of 2021.

(6)	Mr. Boyd separated from the Company effective June 27, 2022.

Outstanding Equity Awards

The following table provides certain information on the value of unexercised stock options and unvested restricted stock previously awarded to the Company’s named executive officers and outstanding as of December 31, 2022.

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
										Equity
										Incentive Plan
										Awards:
								Equity Incentive		Market or
								Plan Awards:		Payout Value
		Number of			Number of			Number of		of Unearned
		Securities			Shares		Market Value of	Unearned		Shares, Units
		Underlying			or Units of		Shares or Units	Shares, Units or		or Other
		Unexercised	Option	Option	Stock		of Stock	Other Rights		Rights
		Options	Exercise	Expiration	That Have		That Have	That Have		That Have
Name	Grant Date	Exercisable (1)	Price	Date	Not Vested		Not Vested (2)	Not Vested		Not Vested (2)
Brian K. Plum	July 20, 2022				6,188	(3)	$77,288	9,282	(4)	$115,932
	July 1, 2021				6,832	(3)	$85,332
	July 1, 2020				7,500	(3)	$93,675
Judy C. Gavant	July 20, 2022				4,118	(3)	$51,434	6,177	(4)	$77,151
	(5)	3,750	$13.15	6/7/2028
	(5)	3,750	$10.80	6/12/2029
	July 1, 2021				2,667	(3)	$33,311
LaNell DeLoach	July 20, 2022				2,118	(3)	$26,454	3,177	(4)	$39,681
	July 1, 2021				2,000	(3)	$24,980
	July 1, 2020				4,500	(6)	$56,205

(1)	All stock options are exercisable.
(2)	The market value of unearned shares that have not vested is based on the closing sales price of the Company’s common stock on December 31, 2022 ($12.49 per share).
(3)

The time-based restricted stock awards vest evenly on the first, second and third anniversaries of the grant date, provided that the executive has remained continuously employed with the Company through the applicable vesting date.

(4)

The performance-based restricted stock awards vest at the end of a three-year performance period and are contingent on the Company’s actual return on average assets performance at the end of the performance period and the executives remaining continuously employed with the Company through the end of the performance period.

(5)	The stock options were assumed in connection with the Company’s acquisition of Bay Banks on January 31, 2021.
(6)	The restricted stock awards will vest on July 1, 2023, provided that the executive has remained continuously employed with the Company through such vesting date.

Equity Incentive Plan

The Board has adopted the Blue Ridge Bankshares, Inc. Equity Incentive Plan in order to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend. The Company’s Compensation Committee administers the plan, identifies which participants will be granted awards, and determines the terms and conditions applicable to the awards. To date, the Compensation Committee has only issued shares of restricted stock under the plan. The value of the stock awarded is based on the fair market value of the Company’s common stock at the time of the grant. The

Company recognizes compensation expense equal to the value of such awards over the applicable vesting period. Beginning in 2022, the Company also began granting performance-based restricted stock awards (“PSAs”) to employees under the same plan. PSAs vest at the end of a three-year performance period, are contingent on the Company’s achievement of financial goals and are being expensed on a straight-line basis over the same period with adjustments periodically based on projected achievement of the performance target, which may change the number of PSA shares that will ultimately vest.

Under the Equity Incentive Plan, of the 600,000 shares authorized, 67,172 shares were available for granting purposes as of December 31, 2022. No stock options have been awarded under the plan. In connection with the Company’s acquisition of Bay Banks on January 31, 2021, the Company assumed certain equity compensation plans of Bay Banks and stock options as of the date of the acquisition. As of December 31, 2022, options with respect to 47,049 shares remain outstanding.

On March 22, 2023, the Board approved the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan. Further information about the plan is set forth under “Proposal 2 – Approval of the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan.”

Other Benefit Plans

401(k) Plan. The Company has a contributory 401(k) plan. All salaried employees of the Company are eligible to contribute at hire date and begin to receive the employer match beginning after 12 months of service. Participants can elect to contribute up to 95% of their compensation, provided that the amount contributed does not exceed the maximum amount allowed by law. The Company matches 100% of the first 5% of compensation contributed by each participant. Employees become 100% vested in the Company’s match after six years of service. Distributions to participants are made at death, retirement or other termination of employment. Normal retirement age is considered 65 and early retirement is considered 55 with 10 years of service.

Employee Stock Ownership Plan (“ESOP”). The Company has an ESOP that covers eligible employees. Benefits in the plan vest over a six-year period. Contributions to the plan are made at the discretion of the Board and may include both the matching component to employees’ elective deferrals into the 401(k) plan and discretionary profit contributions. The Company’s ESOP held a total of 76,277 shares of the Company’s common stock at December 31, 2022. All shares issued to and held by the plan are considered outstanding in the computation of earnings per share. In connection with the Company’s acquisition of Bay Banks on January 31, 2021, the Company assumed the Bay Banks of Virginia, Inc. ESOP. The Bay Banks of Virginia, Inc. ESOP held a total of 361,500 shares of the Company’s common stock at December 31, 2022. The Company’s ESOP and the Bay Banks of Virginia, Inc. ESOP were each terminated effective April 30, 2022 at the discretion of the Board and no additional contributions (other than contributions accrued on or before the effective date of April 30, 2022) were made to the Company’s ESOP. The Bay Banks of Virginia, Inc. ESOP was frozen in conjunction with the Company’s acquisition of Bay Banks.

Employment and Change in Control Agreements

Securing the continued service of key executives is essential to the successful future of the Company. Employment agreements and change in control agreements can assist the Company by attracting and retaining key executives. Below is a description of the current agreements that the Company has with its named executive officers.

Employment Agreement with Brian K. Plum. On December 21, 2022, the Company and the Bank entered into an amended and restated employment agreement with Mr. Plum. The new agreement amends, restates and replaces his prior employment agreement and change in control agreement, each dated November 1, 2011, with the Bank.

Pursuant to the amended and restated agreement, Mr. Plum will continue to serve as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, and as a member of the Board of the Company (subject to re-election by the Company’s shareholders) and the Board of Directors of the Bank. The initial term of the agreement expires on December 21, 2025. The agreement will be automatically extended for an additional one-year period on December 21, 2024, and on each December 21st thereafter unless either party gives written notice of nonrenewal at least 90 days before the end of the then-current term. Under the agreement, Mr. Plum will receive a minimum annual base salary of $541,000. Mr. Plum is entitled to cash bonuses of up to 40% of his base salary based on metrics, standards and parameters established by the Board and long term-incentive awards up to 60% of his base salary.

Pursuant to the amended and restated agreement, Mr. Plum may only be terminated by the Company with the approval of at least two-thirds of the Board and the Bank’s Board of Directors. If Mr. Plum is terminated without “cause” or by him for “good reason” (as those terms are defined in the agreement), he will be entitled to receive each month for the greater of the number of months remaining in the term of the agreement or 24 months (i) the monthly portion of his current annual base salary, (ii) an amount equal to 1/12 of the highest annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which his employment terminates, and (iii) a welfare continuance benefit. The agreement provides for alternative compensation and benefits in the event his employment is terminated by the Company without cause or by him for good reason within one year after a “change in control” (as such term is defined in the agreement) of the Company. In such cases, Mr. Plum will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) a welfare continuance benefit, and (iii) a lump sum cash payment equal to 2.99 times the sum of (A) his base salary as of the date of termination or, if greater, the highest base salary in effect in the three months immediately prior to the date of the change in control, and (B) his highest annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which his employment terminates. Mr. Plum’s entitlement to the foregoing severance payments is subject to his execution of a release and waiver of claims against the Company and the Bank and his compliance with the restrictive covenants provided in the employment agreement. The agreement also provides that the compensation and benefits to which Mr. Plum may be entitled in connection with a termination following a change in control will be reduced to the amount that does not trigger the excise tax under Section 4999 of the Internal Revenue Code of 1986. No reduction, however, will be made and Mr. Plum will be responsible for all excise and other taxes if his after-tax position with no cutback exceeds his after-tax position with a cutback.

The agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue for a period of 12 months following the termination of Mr. Plum’s employment for any reason, provided that in the event Mr. Plum is terminated for cause, the non-competition covenant is operative only if the Company agrees to continue to pay his base salary during such 12-month (or shorter) period.

Employment Agreement with Judy C. Gavant. In connection with her promotion to President of the Bank on April 20, 2022, the Company and the Bank entered into an amended and restated employment agreement with Ms. Gavant, dated April 20, 2022, that amends and restates her prior employment agreement, dated August 12, 2020. The prior employment agreement was entered into in connection with the Bay Banks merger, and pursuant to such agreement Ms. Gavant was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective upon the merger. Under the terms of the amended and restated employment agreement, in addition to her serving as President of the Bank, Ms. Gavant continues to serve as Chief Financial Officer of the Bank and as Executive Vice President and Chief Financial Officer of the Company.

The amended and restated employment agreement provides for a two-year term that will expire on April 20, 2024; provided, that on April 20, 2024 and on each April 20th thereafter, the term of the agreement will be automatically extended for an additional one-year period unless either party gives written notice of nonrenewal at least 90 days before the end of the then-current term. Pursuant to the agreement, Ms. Gavant is entitled to a minimum base salary of $360,000 per year. Ms. Gavant has the opportunity to earn annual cash bonus payments of up to 30% of her base salary. The agreement provides that Ms. Gavant must receive an annual cash bonus in any year that the Chief Executive Officer of the Bank receives such a bonus and her annual cash bonus must be based on the same metrics, standards and parameters as those established for the Bank’s Chief Executive Officer. Ms. Gavant will also be entitled to an annual long-term incentive award of 30% of her base salary.

Ms. Gavant’s amended and restated employment agreement provides for benefits in the event her employment is terminated by the Company without “cause” or by her for “good reason” (as those terms are defined in the agreement). In such cases, she will be entitled to receive (i) her then-current base salary for the greater of the remainder of the term of her agreement or 12 months, and (ii) a welfare continuance benefit. The agreement provides for alternative benefits in the event Ms. Gavant’s employment is terminated by Company without cause or by her for good reason within one year after a “change in control” (as such term is defined in the agreement) of the Company. In such cases, Ms. Gavant will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) a welfare continuance benefit, (iii) a lump sum cash payment equal to two times the sum of (A) the greater of her base salary as of the date of termination or the date of the change in control, and (B) the average of her annual cash bonus paid or payable for the two most recently completed calendar years prior to the date of termination, and (iv) the shares underlying any equity incentive awards that are outstanding and unvested immediately before her termination (with any performance-based awards vesting at the “target” level). Ms. Gavant’s entitlement to the foregoing severance payments is subject to her execution of a release and waiver of claims against the Company and the Bank and her compliance with the restrictive covenants provided in the employment agreement.

The amended and restated employment agreement with Ms. Gavant contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants generally continue for a period of 12 months following the termination of her employment for any reason.

DIRECTOR COMPENSATION

The following table shows the compensation earned by each of the non-employee directors of the Board during 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards (2)(3) ($)	Total ($)
Hunter H. Bost	$29,125	$39,734	$68,859
Elizabeth H. Crowther	26,750	35,557	62,307
Mensel D. Dean, Jr..	2,250	111,124	113,374
Larry Dees	29,750	35,557	65,307
Richard A. Farmar, III	26,750	35,557	62,307
Andrew C. Holzwarth	17,417	65,285	82,702
Robert S. Janney	20,188	59,594	79,782
Julien G. Patterson	—	79,453	79,453
Randolph N. Reynolds, Jr.	26,750	35,557	62,307
C. Frank Scott, III	29,125	39,734	68,859
Vance H. Spilman	22,904	51,653	74,557
William W. Stokes	4,700	71,512	76,212
Carolyn J. Woodruff	5,375	82,238	87,613

(1)	Directors may elect to receive a portion of cash compensation in Bitcoin. Of the 13 outside directors, four made this election.
(2)

The amounts represent the grant date fair value of the awards calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 of the Company’s audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

Restricted stock awarded in 2022, as follows: Mr. Bost, 2,597 shares; Dr. Crowther, 2,324 shares; Mr. Dean, 7,263 shares; Mr. Dees, 2,324 shares; Mr. Farmar, 2,324 shares; Mr. Holzwarth, 4,267 shares; Mr. Janney, 3,895 shares; Mr. Patterson, 5,193 shares; Mr. Reynolds, 2,324 shares; Mr. Scott, 2,597 shares; Mr. Spilman, 3,376 shares; Mr. Stokes, 4,674 shares; and Ms. Woodruff, 5,375 shares. The restricted stock awarded in 2022 remained unvested as of December 31, 2022, and will fully vest on July 1, 2023 as long as the director attends at least 75% of the aggregate number of meetings of the Company’s Board of Directors and meetings of committees of which the director was a member during the 12-month period ending July 1, 2023. There are no other unvested restricted stock awards held by the non-employee directors as of such date.

In 2022, non-employee directors of the Company received a $64,000 annual retainer, payable monthly, with the exception of Committee Chairmen, who received a $71,500 annual retainer, the Chairman of the Audit Committee, who received a $74,000 annual retainer, and the Chairman of the Board, who received a $100,000 annual retainer. Directors are permitted to elect to receive a portion of the retainer payment in the Company’s common stock and all directors took such election. The market value of the stock issued to the directors was based on the closing price of the Company’s common stock on the date the stock was issued. Mr. Plum, as an executive officer of the Company, is not separately compensated for his service on the boards of the Company and the Bank.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking relationships in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company. These transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction, and any other material information. The Company’s Governance Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPOSAL 2 – APPROVAL OF THE BLUE RIDGE BANKSHARES, INC.

2023 STOCK INCENTIVE PLAN

General

The Board of Directors of the Company has adopted, subject to approval by the Company’s shareholders, the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain personnel upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend.

If approved by shareholders, a total of 850,000 shares of the Company’s common stock will be reserved for issuance under the 2023 Plan. The Company is asking shareholders to approve the 2023 Plan because the remaining shares available for grant under the Company’s current stock compensation plan, the Blue Ridge Bankshares, Inc. Equity Incentive Plan, as amended April 30, 2021 (the “Prior Plan”), are insufficient to provide for anticipated future years’ incentives. As of December 31, 2022, the total number of shares remaining under the Prior Plan that were available for issuance of future awards was 61,172 shares. No new options, stock appreciation rights, stock awards, stock units or other awards have been granted under the Prior Plan since December 31, 2022.

On and after the effective date of the 2023 Plan (the shareholder approval date), the 2023 Plan will replace the Prior Plan with respect to new grants of stock-based awards by the Company. No further awards will be granted under the Prior Plan if the 2023 Plan is approved by shareholders, but outstanding awards under the Prior Plan before December 31, 2022 will remain in effect and be administered in accordance with their terms under the Prior Plan.

The material terms of the 2023 Plan are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2023 Plan, as proposed for approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary

The following is a summary of the key provisions of the 2023 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

•	Award Types: The following types of awards will be available for issuance under the 2023 Plan:

•	nonstatutory and incentive stock options;

•	restricted stock and other stock awards; and

•	restricted stock units.

•	Eligible Participants: All employees, directors and consultants of the Company and its subsidiaries.

•

Shares Reserved under the 2023 Plan: A total of 850,000 shares of the Company’s common stock are reserved for issuance under the 2023 Plan. The number of shares available for issuance under the 2023 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

•	Shares Reserved under the 2023 Plan as a Percentage of Outstanding Common Stock as of March 31, 2023: 4.49%

•

Annual Award Limits per Participant: The maximum number of shares of the Company’s common stock with respect to which awards may be granted in a calendar year to any participant is limited to that number of shares with an aggregate fair market value on the date of grant equal to (i) $850,000, or (ii) for non-employee directors of the Company and its subsidiaries, $250,000.

•

Minimum One Year Vesting Requirement for 95% of Shares: At least 95% of the total shares to be reserved for award issuance under the 2023 Plan will have a minimum vesting requirement of at least one year.

•

No Liberal Share Recycling: Under the 2023 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding in connection with an award will not be added back (recycled) to the aggregate plan limit.

•	No Discounted Stock Options: The 2023 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

•	No Repricing of Stock Options: The 2023 Plan prohibits the repricing of stock options without shareholder approval.

•

No Dividend Equivalents on Unvested Restricted Stock Units, or Vested or Unvested Stock Options: The 2023 Plan prohibits the payment of dividend equivalents on unvested restricted stock units, and any such dividend equivalents will be accrued and paid only if and when the underlying restricted stock units vest and are settled. The 2023 Plan prohibits the payment of dividend equivalents with respect to stock options, whether vested or unvested.

•

Clawback and Forfeiture Provisions: The 2023 Plan subjects all awards made under the plan to recoupment or clawback as required by law, government regulation, stock exchange listing rule or clawback policy in effect at the Company. The 2023 Plan also provides for the possible forfeiture of outstanding awards upon a participant’s termination for “cause” (as defined in the 2023 Plan).

•

Independent Committee Administration: The 2023 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2023 Plan.

•	Term of the Plan: No awards may be granted under the 2023 Plan after March 21, 2033, the termination date of the plan.

Key Data Relating to Outstanding Equity Awards

The following table provides information relating to the total unvested restricted stock awards outstanding under the Prior Plan of December 31, 2022 and March 31, 2023.

	December 31, 2022	March 31, 2023
Number of outstanding unvested restricted stock awards granted under Prior Plan	310,961	296,329
Shares available for grant under the Prior Plan	67,172	81,804

The following table provides information to calculate the Company’s burn rate under the Prior Plan for the last three fiscal years.

For the Year Ended December 31,	2022	2021(1)	2020 (1)
Number of time-based restricted stock awards granted	115,886	174,634	120,429
Number of performance-based restricted stock awards granted at maximum	94,783	—	—
Number of other stock awards granted	—	—	—
Total share usage under Prior Plan	210,669	174,634	120,429
Basic weighted-average common shares	18,811,484	17,840,675	8,535,606
Burn rate (2)	1.12%	0.98%	1.41%

(1)	The restricted stock award amounts reflect a three-for-two stock split the Company declared on March 17, 2021.
(2)

The burn rate is the total number of shares subject to awards granted to participants in a single year expressed as a percent of the Company’s basic weighted-average common shares outstanding for that year.

The information in the above tables does not include a total of 52,674 shares of common stock that are issuable upon the exercise of stock options assumed in the Bay Banks merger with a weighted-average exercise price of $11.71 per share.

Purpose

The purpose of the 2023 Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock and stock-based incentives. The Company believes that ownership of the Company’s common stock will incentivize the efforts of those persons upon whose judgment, interest and efforts the Company and its subsidiaries depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

Shares Available for Issuance

Subject to approval by shareholders, the aggregate number of shares of the Company’s common stock reserved for issuance under the 2023 Plan is 850,000. Of this total, all 850,000 shares may be issued pursuant to the exercise of incentive stock options. If any award granted under the 2023 Plan is canceled, forfeited or expires prior to exercise, vesting or settlement, the shares associated with such award will be available for future awards under the 2023 Plan. In contrast, any shares tendered, withheld or otherwise used in payment of an option exercise price or to satisfy any amount of tax withholding with respect to an award will not be available for future awards under the 2023 Plan.

To date, no awards have been granted under the 2023 Plan.

Changes in Capitalization

In the event of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization, the 850,000 share limit (including for incentive stock options), the number and kind of shares to be issued under the 2023 Plan (under outstanding and future awards), the individual annual award limits, the exercise price of options and other relevant provisions will be adjusted by the Compensation Committee in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2023 Plan.

Annual Limit on Awards

The maximum number of shares of the Company’s common stock with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be limited to that number of shares with an aggregate fair market value on the date of grant equal to $850,000. A non-employee director may receive awards in any calendar year for a number of shares of common stock with an aggregate fair market value on the date of grant not in excess of $250,000.

Plan Administration

The 2023 Plan will be administered by the Compensation Committee, a committee which is composed entirely of “independent directors” as that term is defined by New York Stock Exchange rules and “non-employee directors” as that term is defined in Rule 16b-3 under the Exchange Act. The Compensation Committee will have the power, among other things, to select award recipients and the nature of the award, the number of shares of the Company’s common stock to be covered by each award, the fair market value of the Company’s common stock, the timing of awards, vesting provisions, forfeiture conditions, change in control matters, certain matters related to exercise, tax withholding, disposition and acceleration, and any additional requirements relating to awards that the Compensation Committee deems appropriate.

In addition, the Compensation Committee will have the authority to construe and interpret the 2023 Plan, to resolve any ambiguities, to define any terms and to make any other determinations required by the 2023 Plan or an award agreement. The Compensation Committee may delegate all or part of its authority and duties to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility

Any employee or director of, or consultant to, the Company or an affiliate (as defined below and in the 2023 Plan) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a participant. For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. The Bank is considered an affiliate of the Company. As of March 31, 2023, the Company and its affiliates employed 529 full and part-time individuals, and there were 13 non-employee directors of the Company and its affiliates. In principle, any consultant to the Company is eligible to participate in the 2023 Plan, subject to certain SEC limitations. However, the Company’s current practice is not to grant equity awards to consultants.

Types of Awards

Stock Options. Stock options granted under the 2023 Plan may be incentive stock options, which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and options that do not qualify as incentive stock options (“nonstatutory stock options”). A stock option entitles a recipient to purchase shares of the Company’s common stock at a specified exercise price. The Compensation Committee will fix the exercise price at the time that the stock option is granted, provided that the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant). On April 24, 2023, the closing price of the Company’s common stock was $10.06 per share.

The exercise price of a stock option may be paid (i) in cash or by check, (ii) by delivery of previously acquired shares of the Company’s common stock with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) if and as permitted by an award agreement, through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant to deliver an exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of shares underlying the option, an amount necessary to pay the exercise price and, if required, applicable withholding taxes, or (v) through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company) and the one-year minimum vesting period provisions of the 2023 Plan. A participant has no shareholder rights (including voting rights or rights to dividends) with respect to a stock option until the option has been exercised and shares of the Company’s common stock have been issued under the option. Further, no dividend equivalents are paid or accrued with respect to vested or unvested stock options.

Restricted Stock Awards. The 2023 Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest. A restricted stock award is an award of shares of the Company’s common stock that are subject to restrictions on transferability, vesting and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance goals. Restricted stock awards would be subject to the one-year minimum vesting period provisions of the 2023 Plan.

Unless a restricted stock award agreement provides otherwise, a participant who receives a restricted stock award will have all the rights of a shareholder as to the shares granted under the award, including the right to vote and the right to receive all cash dividends and other distributions paid thereon.

Restricted Stock Unit Awards. The Compensation Committee may also award a restricted stock unit (an “RSU”) under the 2023 Plan. An RSU award is an award that represents the right to receive shares of the Company’s common stock and/or cash in lieu thereof and, unless otherwise expressly provided, is valued by reference to the fair market value of the Company’s common stock. The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance goals, subject to the one-year minimum vesting period provisions of the 2023 Plan. The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU award agreement, cash, shares of common stock or a combination of cash and shares of common stock as determined by the Compensation Committee. Holders of RSUs have no right to vote the shares represented by the units, but may be credited with dividend equivalents reflecting dividends actually paid on common stock. Any such dividend equivalents will be paid to the participant, in the form of cash or common stock with an equivalent value, if at all, on vesting and settlement of the related RSU. If an RSU is forfeited, the participant has no right to dividend equivalents accumulated before the forfeiture.

Stock Awards. The Compensation Committee may grant to a participant shares of the Company’s common stock that are fully vested and freely transferable as of the date the award is granted, subject to the 5% limit described under “Minimum Vesting Period” below, other restrictions under the 2023 Plan, and applicable federal or state securities laws.

Minimum Vesting Period

Expect as provided in the following sentence, under the 2023 Plan, all awards authorized for issuance under the plan will be subject to a minimum one-year vesting period from the date of grant. Notwithstanding the foregoing, the Compensation Committee may grant awards for not more than 5% of the shares of Company stock authorized for issuance under the plan that vest in less than one year or immediately upon grant. The Compensation Committee does not have the discretion to accelerate vesting of any award except in the case of death or disability. The Compensation Committee will follow the plan provisions specific to a change in control in such event, which provisions are discussed below under “—Change in Control.”

Performance Goals

The performance goals with respect to an award made under the 2023 Plan may be based on one or more performance measures or goals set by the Compensation Committee over a performance period established by the Compensation Committee. Performance goals may include, but are not limited to, any one or more of the following performance criteria as specified by the Compensation Committee in the award: (i) the Company’s common stock value or increases to such value, (ii) total shareholder return, (iii) operating revenue, (iv) earnings per share or earnings per share growth, (v) net earnings, (vi) operating efficiency, (vii) return on equity, (viii) return on tangible equity or return on tangible common equity, (ix) return on assets, net assets, capital or investment, (x) return on operating revenue, (xi) deposits, loan and/or equity levels or growth thereof, (xii) working capital targets, (xiii) assets under management or growth thereof, (xiv) cost control measures, (xv) regulatory compliance, (xvi) income or net income, (xvii) operating income, (xviii) credit quality, (xix) achievement of strategic performance objectives, (xx) achievement of merger or acquisition objectives, (xxi) improvement in or attainment of environmental, social and governance (ESG) metrics, or (xxii) market share. The Compensation Committee shall determine attainment of performance goals.

Restrictions on Transfer

In general, awards granted under the 2023 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

No Stock Option Repricing Without Shareholder Approval

Stock options granted under the 2023 Plan may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards or by lowering the exercise price of a previously granted stock option (other than as described under “—Changes in Capitalization” and “—Change in Control”).

Change in Control

In the event of a “change in control” (as defined in the 2023 Plan) of the Company, the Compensation Committee is to provide, pursuant to the 2023 Plan: (i) for outstanding time-based awards to become vested, settled and/or exercisable in full in the event such awards are not assumed, or new rights substituted for such awards, by the acquiring or surviving corporation in the change in control, and to provide that any assumed or substituted awards will continue to vest following the change in control and become vested, settled and/or exercisable in full in the event of an involuntary termination of employment without “cause” or for “good reason” (as defined in the 2023 Plan) on or within 24 months following the change in control; and (ii) for outstanding performance-based awards to become vested, settled and/or exercisable with respect to a pro-rated number of shares of common stock subject to the award, based on actual performance levels through the change in control. In addition, the Compensation Committee is to make such adjustments to awards then outstanding as it deems appropriate to reflect the change in control and to retain the economic value of the award.

In the case of any stock option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of the Company’s common stock in connection with a change in control, the Compensation Committee may cancel the stock option upon at least 10 days’ advance notice to the option holder without payment of any consideration.

Clawback and Forfeiture

Awards granted under the 2023 Plan will be subject to recovery, recoupment, or clawback under any applicable law, government regulation or stock exchange listing rule, or a Company policy adopted pursuant to any such law, regulation or rule. In addition, the Company has the right to recover from a participant time-based and performance-based awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company related to a financial restatement by the Company or otherwise.

The Compensation Committee may specify in an award agreement that a participant’s rights, payments, and benefits with respect to the award are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of the award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality, or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant, termination of the participant’s employment or service for cause, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates. In addition, if a participant’s employment or service is terminated for cause, then as of the date of the misconduct, any stock option held by the participant will terminate, and any unvested restricted stock and restricted stock units held by the participant will be forfeited.

Amendment and Termination

If not sooner terminated by the Board of Directors of the Company, the 2023 Plan will terminate on March 21, 2033. The Board may terminate, suspend, amend, or modify the 2023 Plan at any time, provided that no such amendment or modification may be made without shareholder approval if required by the Internal Revenue Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Company’s common stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. Awards outstanding on the date of any such termination or amendment will remain valid in accordance with their terms.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2023 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Nonstatutory Stock Options. The grant of a nonstatutory stock option will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to a participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise. This employment period is one year (rather than three months) prior to the date of exercise if the participant is “disabled” (as defined in the Internal Revenue Code). The heirs of a participant are not subject to this tax rule. The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.

Restricted Stock Awards. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant’s holding period will commence on the date the restrictions lapse.

A participant may make a Section 83(b) election under the Internal Revenue Code within 30 days after the date of grant to be taxed as of the date of grant, on compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time. If a participant makes a Section 83(b) election, the participant’s holding period generally will commence on the day after the date of grant.

Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or grant, if a Section 83(b) election is made).

Restricted Stock Units. A participant who has been granted restricted stock units will not realize taxable income at the time of grant. Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Stock Awards. Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.

Benefits to Executive Officers and Directors

No awards have been made under the 2023 Plan as of the date of this proxy statement. Participation in the 2023 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company. Accordingly, future awards under the 2023 Plan are not determinable at this time.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2022, relating to the Company’s stock-based compensation plans pursuant to which shares of the Company’s common stock may be issued.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	—	$—	67,172
Equity compensation plans not approved by shareholders	—	—	—

Total	—	$—	67,172

(1)

The information in this column does not include a total of 52,674 shares of common stock that are issuable upon the exercise of stock options assumed in the Bay Banks merger with a weighted-average exercise price of $11.71 per share.

Shareholder Vote Required

The 2023 Plan will be approved by shareholders if holders of a majority of votes cast at the Annual Meeting vote in favor of the action.

The Board unanimously recommends that you vote “For” the approval of the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Elliott Davis, PLLC (“Elliott Davis”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The Board approved this appointment. Elliott Davis also served as the independent registered public accounting firm for the years ended December 31, 2021 and 2022.

Representatives of Elliott Davis will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that shareholders ratify the selection of Elliott Davis as the Company’s independent registered public accounting firm for 2023. If shareholders do not ratify the selection of Elliott Davis, the Audit Committee will reconsider its appointment.

The Board unanimously recommends that you vote “FOR” the approval of the ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following tables present aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by Elliott Davis with respect to the years ended December 31, 2021 and 2022. Audit fees include audit and review services, consents and review of documents filed with the SEC. Audit-related fees consist of research and consultation concerning financial accounting and reporting standards and audits of the Company’s benefit plans. Tax fees include preparation of federal and state tax returns and consultation regarding tax compliance matters.

	Fiscal 2021	Fiscal 2022
Audit Fees	$402,768	$314,865
Audit-related Fees	168,550	260,187
Tax Fees	25,985	69,071

Total Fees	$597,303	$644,123

The Audit Committee pre-approves all audit, audit-related and tax services on an annual basis, and, in addition, authorizes individual engagements as needed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company oversees the Company’s financial reporting processes on behalf of the Board. The Committee is elected by the Board. All members of the Committee are independent of management and the Committee operates under a written charter adopted by the Board and the Committee.

While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides oversight and assistance to management in fulfilling this responsibility. In its oversight responsibilities, the Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the Audit Committee obtained from the Company’s independent registered public accounting firm the written disclosure and the letter required by the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also monitored the internal audit functions of the Company, including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee

Carolyn J. Woodruff (Chair) Mensel D. Dean Richard A. Farmar, III Vance H. Spilman

OTHER MATTERS

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

SHAREHOLDER NOMINATIONS AND PROPOSALS

For a shareholder to nominate a candidate for director at the Company’s annual meeting of shareholders, notice of nomination must generally be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. The notice must describe various matters regarding the nominee and the shareholder giving the notice as required by the Company’s bylaws. It is presently anticipated that the Company’s 2024 annual meeting of shareholders will be held on June 19, 2024. In order for a shareholder to nominate a candidate for director at the Company’s 2024 annual meeting, written notice of such nomination must be received by the Corporate Secretary of the Company at the Company’s corporate office no later than April 15, 2024 and no earlier than March 16, 2024, and meet all other applicable requirements set forth in the Company’s bylaws. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with its 2024 annual meeting of shareholders, the proposal must be in proper form and meet the requirements of Rule 14a-8 under the Exchange Act, and must be received by the Company at its corporate office no later than January 3, 2024.

In addition to satisfying the notice and other requirements of the Company’s bylaws with respect to the nomination of director candidates, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the requirements of Rule 14a-19 under the Exchange Act relating to universal proxies.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, excluding exhibits, as filed with the SEC can be obtained without charge by writing to the Company’s Corporate Secretary at Blue Ridge Bankshares, Inc., 1807 Seminole Trail, Charlottesville, Virginia 22901. This information may also be accessed, without charge, by visiting either the Company’s website at www.mybrb.bank or the SEC’s website at www.sec.gov. The information on the Company’s website is not a part of this Proxy Statement.

APPENDIX A

BLUE RIDGE BANKSHARES, INC.

2023 STOCK INCENTIVE PLAN

1. Purpose; Eligibility.

(a) General Purpose. The purpose of the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and Consultants, through the use of stock and stock-based incentives. The Company believes that ownership of Company Stock will incentivize the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

(b) Eligible Award Recipients. Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.

(c) Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units and Stock Awards may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(d) No New Grants under the Prior Plan. On and after the Effective Date (as defined below), the Plan replaces the Prior Plan with respect to new grants of equity-based awards by the Company. No new options, stock appreciation rights, stock awards, stock units or other awards have been granted under the Prior Plan after December 31, 2022 nor will be granted under the Prior Plan on and after the Effective Time; provided that awards granted under the Prior Plan before the Effective Time shall remain in effect in accordance with their respective terms.

(e) Date of Adoption, Effective Date. The Plan was adopted by the Board of Directors of the Company on March 22, 2023, and will become effective upon the date of the Plan’s approval by the shareholders of the Company (the approval date, the “Effective Date”).

2. Certain Definitions. The following terms have the meanings indicated:

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. For purposes of an Incentive Stock Option, “Affiliate,” refers to a “parent corporation” or “subsidiary corporation” within the meaning of Treasury Regulations under Section 424 of the Code.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option, or the award, lapse of restrictions or payment with respect to any Award.

(d) Award. The award of an Option, Restricted Stock, Restricted Stock Unit or Stock Award under the Plan.

(e) Award Agreement. Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) Board. The Board of Directors of the Company.

(g) Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment agreement or consulting agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement. In all other cases, Cause shall mean:

(i) Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;

(ii) Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or an Affiliate;

(iii) Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company or an Affiliate after being advised in writing of such violation and being given a reasonable opportunity and period (as determined by the Company) to remedy such violation;

(iv) Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or

(v) The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Notwithstanding the foregoing, with respect to any director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.

(h) Change in Control. A Change in Control shall be deemed to have occurred if one of the following has occurred at any time after the Award is granted:

(i) The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of Company Stock, provided that it shall not constitute a Change in Control if (A) the acquisition is directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege) or (B) individuals who constitute the Incumbent Board (as defined below) immediately prior to the acquisition continue to constitute a majority of the Board for the 12-month period immediately after the acquisition.

(ii) Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease to constitute a majority of the Board within a 12-month period, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company.

(iii) Consummation of a reorganization, merger, share exchange or consolidation involving the Company (a “Reorganization”), unless each of the following conditions is satisfied: (A) at least 40% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions, relative to each other, as their ownership existed in the Company immediately prior to the Reorganization; (B) no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and (C) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

A Change in Control occurs on the date on which an event described in clause (i), (ii) or (iii) immediately above occurs. If a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events. For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i) Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j) Committee. The Committee appointed by the Board to administer the Plan pursuant to Section 16 of the Plan, or if no such Committee has been appointed, the Board.

(k) Company. Blue Ridge Bankshares, Inc., a Virginia corporation.

(l) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m) Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code or a director of the Company or an Affiliate.

(n) Date of Grant. The effective date of an Award granted by the Committee.

(o) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, Fair Market Value shall be the closing price for the Company Stock on the date as of which Fair Market Value is determined for any purpose under the Plan (or if no trades were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable; provided, however, the Committee may elect to use, subject to applicable requirements of the Code and Treasury Regulations, the average closing price over a designated number of up to thirty (30) consecutive days to determine the Fair Market Value if the daily volume of trading in the Company Stock is not, in the sole discretion of the Committee, sufficient to be a reliable indicator of Fair Market Value.

(ii) If the Company Stock is not then listed on any established stock exchange or quoted on any established stock market system or if, in the opinion of the Committee, the method set forth in (i) is otherwise inapplicable or inappropriate for any reason, Fair Market Value shall be the fair market value of a share of Company Stock as determined pursuant to a reasonable application of a reasonable method adopted by the Committee in good faith for such purpose, which shall be conclusive and binding on all persons; provided, however, that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2) and the Fair Market Value of Company Stock subject to a Nonstatutory Stock Option shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv).

(q) Good Reason. If the Participant is a party to an employment agreement or consulting agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein. If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement. In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary unless any such base salary reduction is proportionate to reductions in base salaries of other similarly situated employees of the Company or an Affiliate; or (iii) a geographical relocation of the Participant’s principal office location by more than thirty (30) miles.

(r) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for, favorable federal income tax treatment under, Section 422 of the Code, and is so designated.

(s) Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option.

(t) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) Participant. Any eligible Award recipient who is granted an Award under the Plan.

(v) Performance Goal. Performance Goal means one or more performance measures or goals set by the Committee in its discretion for each grant of an Award subject to performance-based conditions. The extent to which such performance measures or goals are met will determine the amount or value of such Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include, but is not limited to, any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of an Affiliate, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Company Stock value or increases therein, (ii) total shareholder return, (iii) operating revenue, (iv) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (v) net earnings, (vi) operating efficiency, (vii) return on equity, (viii) return on tangible equity or return on tangible common equity, (ix) return on assets, net assets, capital or investment (including return on total capital or return on invested capital), (x) return on operating revenue, (xi) deposits, loan and/or equity levels or growth thereof, (xii) working capital targets, (xiii) assets under management or growth thereof, (xiv) cost control measures, (xv) regulatory compliance, (xvi) income or net income,

(xvii) operating income, (xviii) credit quality, (xix) achievement of strategic performance objectives, (xx) achievement of merger or acquisition objectives, (xxi) improvement in or attainment of environmental, social and governance (ESG) metrics, or (xxii) market share (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee.

(w) Plan. Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan.

(x) Prior Plan. Blue Ridge Bankshares, Inc. Equity Incentive Plan, as amended April 30, 2021.

(y) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(z) Restricted Stock Unit. An Award, designated as a Restricted Stock Unit under the Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(aa) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(bb) Stock Award. Company Stock awarded to a Participant pursuant to, and subject to the limitations of, Section 8.

(cc) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3. Shares Subject to the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 13, and subject to Section 3(b) and 3(c), a total of 850,000 shares of Company Stock may be issued pursuant to Awards under the Plan. All 850,000 shares of Company Stock issuable under the Plan may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).

(b) Lapsed Awards or Forfeited Shares. Any shares of Company Stock subject to an Award (or portion of an Award) that is canceled, forfeited or expires prior to exercise, vesting or settlement, shall again become available for issuance under the Plan.

(c) Use of Shares as Payment of Exercise Price or Taxes. Shares of Company Stock subject to an Award shall not again be made available for issuance or delivery under the Plan, and shall count against Shares available for future Awards, if such shares are tendered, withheld or otherwise used in payment of an Option exercise price or to satisfy any amount of tax withholding with respect to the Award.

(d) Per-Participant Annual Limits. The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant shall not exceed an aggregate number with a Fair Market Value as of the Date of Grant equal to $850,000; provided, that the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company or an Affiliate shall not exceed an aggregate number with a Fair Market Value as of the Date of Grant equal to $250,000. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(d).

4. Stock Options.

(a) Option Grant. Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including the minimum vesting provisions of Section 17. The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Incentive Stock Options may be granted to employees of the Company or an Affiliate. Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options. No Option (or portion thereof) that is intended to be an Incentive Stock Option shall be invalid for failure to so qualify, but instead such Option (or portion thereof) shall constitute a Nonstatutory Stock Option.

(b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Term. The Committee shall establish the term of each Option in the Participant’s Award Agreement. The term of an Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d) Time of Exercise.

(i) During Participant’s Employment or Service. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(ii) After Participant’s Termination of Employment or Service. The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (A) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1) year from the Participant’s termination of employment on account of Disability or death; or (B) the expiration of the Option’s term. The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition, nonsolicitation and confidentiality covenants.

(iii) After Participant’s Death. If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5. Method of Exercise of Options.

(a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations, restrictions and administrative requirements as the Committee, in its discretion, deems advisable:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;

(iii) if provided in an Award Agreement, by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an option not intended to be an Incentive Stock Option and, if required by the Committee, Applicable Withholding Taxes;

(iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v) by any combination of the above permitted forms of payment.

(c) Delivery of Shares; No Shareholder Rights. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights (including, without limitation, voting rights or rights to dividends) with respect to shares acquired upon the exercise of an Option until the Participant has exercised the Option and has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired. Further, no dividend equivalents shall be payable with respect to shares of Company Stock subject to an Option.

(d) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

6. Restricted Stock Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, subject to the minimum vesting provisions of Section 17, including restrictions relating to continued service and/or achievement of Performance Goals. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability and vesting set forth in paragraph (b) above shall lapse, subject to the minimum vesting provisions of Section 17. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.

(d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in the Plan. In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement.

7. Restricted Stock Unit Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of Performance Goals, subject to the minimum vesting provisions of Section 17. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c) Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with dividend equivalents reflecting dividends actually paid by the Company in respect of one share of Company Stock. Dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividend equivalents to the Participant upon settlement of such Restricted Stock Unit. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividend equivalents.

(d) Settlement. Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares for which the Restricted Stock Unit vested multiplied by the Fair Market Value of a share of Company Stock on the vesting date, or a combination thereof as determined by the Committee.

8. Stock Awards. Subject to the five percent (5%) limitation of Section 17, whenever the Committee deems it appropriate to grant a Stock Award to a Participant, such Stock Award may be granted and, if desired by the Committee, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10. Nontransferability of Awards.

(a) General Rule. Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(b) Limited Transferability. Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

11. No Option Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority to amend or modify the exercise price of any outstanding Option, or to cancel an outstanding Option, at a time when the exercise price of the Option is greater than the Fair Market Value of a share of Company Stock in exchange for cash, another Award or other securities, except in connection with a change in capital structure or corporate transaction involving the Company in accordance with Section 13 or Section 15.

12. Duration, Amendment or Modification of the Plan.

(a) Duration. If not sooner terminated by the Board, the Plan shall terminate at the close of business on March 21, 2033. Awards outstanding on the date of such termination shall remain valid in accordance with their terms.

(b) Amendment and Modification. The Board may at any time terminate, suspend, amend or modify the Plan. Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or stock market system on which shares of Company Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of such action shall remain valid in accordance with their terms.

(c) Amendments to Awards. Subject to the terms and provisions and within the limitations of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.

13. Change in Capital Structure.

(a) Effect of Change in Capital Structure. In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums provided for in Section 3, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons, as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) Authority. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

14. Termination of Employment or Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment or service of a Participant and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe. If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

15. Change in Control.

(a) In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, shall provide: (a) for an outstanding time-based Award to become vested, settled, and/or exercisable in full in the event the Award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control, and shall cause any such assumption or substitution to provide that the assumed or substituted Award shall continue to vest following the Change in Control and become vested, settled, and/or exercisable in full in the event of an involuntary termination of employment without Cause or for Good Reason on or within twenty-four (24) months following the occurrence of a Change in Control; and (b) for an outstanding performance-based Award to become vested, settled, and/or exercisable with respect to a pro-rated number of shares of common stock subject to the Award, based on actual performance levels through the Change in Control. In addition, the Committee shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.

(b) Notwithstanding any other provision of the Plan or an Award Agreement, in the case of any Option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of Company Stock in connection with a Change in Control, the Committee may cancel the Option upon at least ten (10) days’ advance notice to the affected persons without the payment of consideration therefor.

(c) The obligations of the Company under the Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Administration of the Plan.

(a) The Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b) Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, including conditions relating to attainment of Performance Goals; (viii) whether a Change in Control has occurred; (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (x) when Options may be exercised; (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan; (xiv) subject to the minimum vesting provisions of Section 17, whether to accelerate vesting of an Award; and (xv) any additional requirements relating to Awards that the Committee deems appropriate.

(c) Action by the Committee. The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award Agreement. The interpretation and construction of any provisions of the Plan or an Award Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) Delegation. The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

17. Minimum Vesting Period. Except as provided in the following sentence, all Awards under the Plan will be granted with a minimum one-year vesting period from the Date of Grant, and the Committee shall not have the discretion to accelerate the vesting of such Awards except in the case of death or Disability. Notwithstanding the foregoing, Awards for not more than 5% of the shares of Company Stock authorized for issuance under the Plan may be granted with a vesting period of less than one year or no vesting period.

18. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Section 409A. The Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and the Plan’s terms and the terms of any Award Agreement, including any definition contained in the Plan or an Award Agreement, shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under the Plan shall be deemed to be a separate payment.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under the Plan would cause a violation of Section 409A, then any amounts or benefits payable under the Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

20. Tax Consequences. Nothing in the Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under the Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

21. Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, rule or regulation (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, rule or regulation (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement, rule or regulation). Further, the Company shall have the right to recover from a Participant time-based and performance-based Awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company or any Affiliate from time to time, related to a financial restatement by the Company or otherwise. This Section 21 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.

22. Interpretation and Governing Law. The terms of the Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, in the opinion of the Committee or of counsel selected by the Committee, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect and no shares of Company Stock shall be issued thereunder.

23. Banking, Statutory and Regulatory Provisions. The Plan and all Awards granted under the Plan, and the issuance of any Company Stock thereunder, shall be subject to any condition, limitation or prohibition under any Virginia or federal statutory or regulatory policy, rule or regulation, or any requirement, rule or regulation of any stock exchange or stock market on which Company Stock is listed or quoted, to which the Company or an Affiliate is subject.

24. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

25. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. In addition, if a Participant’s employment or service is terminated for Cause, then as of the date of the misconduct, any Option held by the Participant shall terminate, and any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited.

26. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

27. Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

28. Beneficiary Designation. A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegate). In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.

29. Rules of Construction. Each use herein of one gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. Descriptive headings as to the contents of particular Sections are for convenience only and do not control or affect the meaning, construction or interpretation of the Plan.

30. Creditors. The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

31. Unfunded Status of the Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 000001 You may vote online or by phone instead of mailing this card. ADD 3 ADD 4 ADD 5 Online ADD 6 Go to www.investorvote.com/BRBS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/BRBS 2023 Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2 and 3. 1. Election of Directors: To elect five Company directors for a term of three years each. + For Withhold For Withhold For Withhold 01—Richard A. Farmar, III 02—Andrew C. Holzwarth 03—William W. Stokes – Term Expiring in 2026 – Term Expiring in 2026 – Term Expiring in 2026 04—Heather M. Cozart 05—Otis S. Jones – Term Expiring in 2026 – Term Expiring in 2026 For Against Abstain For Against Abstain 2. To approve the Blue Ridge Bankshares, Inc. 2023 Stock 3. To ratify the appointment of Elliott Davis, PLLC as the Company’s Incentive Plan. independent registered public accounting firm for 2023. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 576978 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

The 2023 Annual Meeting of Shareholders of Blue Ridge Bankshares, Inc. will be held on June 14, 2023, at 10:00 A.M. ET, virtually via the internet at meetnow.global/MN4HRWZ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BRBS qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – Blue Ridge Bankshares, Inc. + 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2023 Mensel D. Dean, Larry Dees, and Vance Spilman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Blue Ridge Bankshares, Inc. to be held on June 14, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the undersigned shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.